                                                             Exhibit 10.05.11.01


                                 LEASE AGREEMENT
                                 ---------------

         This Lease Agreement (hereinafter called "this Lease"), is made and entered into the 30th day of September, 1993, by and between WEAZ-FM , Inc., a Pennsylvania corporation (hereinafter called "Landlord"), and PENNSYLVANIA MEDIA ASSOCIATES, INC., a Pennsylvania corporation (hereinafter called "Tenant").

                                   WITNESSETH:

         That Landlord is the owner of certain property located in Whitemarsh Township, Montgomery County, Pennsylvania, and more fully and particularly described in Exhibit A attached hereto, which is hereby incorporated herein (hereinafter sometimes called the "demised premises" or the "leased premises"); and

         Landlord has, pursuant to an Asset Purchase and Sale Agreement, dated September ___, 1993, between Landlord and Tenant, sold, transferred and conveyed to Tenant, inter alia, certain towers and antennas located on the demised
           ----- ----
premises and certain monitoring and control equipment presently housed in a building located on the demised premises.

         NOW THEREFORE, in consideration of the execution and delivery of this Lease, the mutual promises contained herein and the sum of One Dollar ($1.00) in hand each paid to the other, the receipt and sufficiency of all of which is hereby acknowledged, the parties hereto do covenant and agree as follows:

         1.       Term.
                  ----
                  (A) Landlord hereby leases to Tenant, and Tenant hereby leases from Landlord, the leased premises, for a term of five (5) years, commencing on October 1, 1993, upon the terms, covenants and agreements contained herein.

                  (B) Tenant shall have the right to extend the term of this Lease for three (3) successive periods of five (5) years each, by giving written notice to Landlord at least one hundred eighty (180) days prior to the expiration of the then current term.

                  (C) Notwithstanding anything contained herein to the contrary, Tenant shall have the right to terminate this Lease at any time by: (1) giving not less than one hundred eighty (180) days prior written notice of termination to Landlord, (2) removing from the leased premises all towers, antennas, buildings, improvements, trade fixtures and equipment now on the demised premises or placed or installed in or upon the demised premises by Tenant on or before the effective of termination, and (3) quitting and surrendering the leased premises to Landlord on or before the effective date of such termination.

                  (D) In the event that Tenant terminates this Lease pursuant to
Section 1(C) hereof, all of Tenant's right, title and interest in and to the property shall terminate as of the effective date of such termination, specifically including but not limited to Tenant's rights pursuant to the option granted by Landlord to Tenant pursuant to Section 18 hereof. Further, notwithstanding anything contained herein to the contrary, in the event that Tenant terminates this Lease pursuant to Section 1(C) hereof at any time during the third (3rd) through fifth
(5th) years of the term of this Lease, then Landlord shall, within thirty (30) days following the effective date of such termination, reimburse Tenant for the actual costs incurred by Tenant with respect to its move from the demised premises; provided, however, that notwithstanding anything contained herein to
          --------  -------
the contrary, Landlord's liability to Tenant pursuant to this Section 1(D) shall in no event exceed the total sum of Five Hundred Thousand ($500,000.00) Dollars.

         2. Rental. Tenant shall pay rent for the demised premises to Landlord,
            ------
commencing October 1, 1993, as follows:

            (A) During the first year of the term hereof, Tenant shall pay annual rent in the amount of Fifty Thousand ($50,000) Dollars, payable in equal monthly installments.

            (B) During the second year of the term hereof, Tenant shall pay annual rent in an amount equal to the sum of (i) Fifty Thousand ($50,000) Dollars, plus (ii) an amount equal to the product of (x) Fifty Thousand ($50,000) Dollars and (y) the percentage increase, if any, in the Consumer Price Index (as hereinafter defined) between October 1993 and October 1994, payable in equal monthly installments.

                  (C) During the third year of the term hereof, Tenant shall pay annual rent in an amount equal to the sum of (i) Fifty Five Thousand ($55,000) Dollars, plus (ii) an amount equal to the product of (x) Fifty Five Thousand ($55,000) Dollars and (y) the percentage increase, if any, in the Consumer Price Index between October 1993 and October 1995, payable in equal monthly installments.

                  (D) During each subsequent year during the balance of the term hereof, Tenant shall pay annual rent in an amount equal to the sum of (i) the annual rent in effect during the preceding lease year, plus (ii) an amount equal to the product of (x) the annual rent in effect during the preceding lease year and (y) the percentage increase, if any, in the Consumer Price Index between October of the preceding calendar year and October of the current calendar year, payable in equal monthly installments.

                  (E) In no event shall the annual rent for any lease year be less then the annual rent for the prior lease year. Thus, if there is a decrease in the Consumer Price Index during the relevant period of comparison, the annual rent for the ensuing lease year shall remain the same as the annual rent for the prior lease year.

                  (F) For purposes of this Section 2, the "Consumer Price Index" means the Consumer Price Index for all Urban Consumers, Philadelphia-Wilmington-Trenton area, Consumer Prices for All Items (1982-84=100), determined and released by the Bureau of Labor Statistics of the United States Department of

Labor (hereinafter called the "Index"). If the base year selected by the United States Department of Labor shall be changed, then the resultant Index shall be readjusted so as to reflect the base initially established under this Section 2. If the Consumer Price Index shall no longer be published or cannot be readjusted, then Landlord shall designate another index generally recognized as authoritative, which shall then be substituted for the Consumer Price Index for purposes of this Agreement.

            (G) All monthly payments of rent are due in advance on or before the first day of each month during the term hereof.

         3. Landlord's Remedies.
            -------------------

            (A) The following are hereby defined as "Events of Default":

                (1) If Tenant shall default in the payment of any installment of rent, or of any other sum payable by Tenant to Landlord, on any day upon which the same is due to be paid, and if such default shall continue for five (5) days after Landlord shall have given to Tenant a written notice specifying such default; or

                (2) If Tenant shall do or permit anything to be done, whether by action or inaction, contrary to any covenant or agreement on the part of Tenant herein contained, or contrary to any of the covenants, agreements, terms, or provisions of this Lease, or shall fail in the keeping or performance of any of the covenants, agreements, terms, or provisions contained in this

Lease which on the part or behalf of Tenant are to be kept or performed, and Tenant shall fail to commence to take steps to remedy the same within thirty
(30) days after Landlord shall have given to Tenant a written notice specifying the same, or having so commenced, shall thereafter fail to proceed diligently to remedy the same.

            (B) Upon the occurrence of any Event of Default, then regardless of and notwithstanding the fact that Landlord has or may have some other remedy under this Lease or by virtue hereof, or in law or in equity, Landlord may give to Tenant a notice (herein called the "second notice") of intention to end the term of this Lease, specifying a day not less than ten (10) days thereafter, and, upon the giving of the second notice, this Lease and the term and estate hereby granted shall expire and terminate upon the day so specified in the second notice as fully and completely and with the same force and effect as if the day so specified were the date hereinbefore fixed for the expiration of the term of this Lease, and all rights of Tenant under this Lease shall expire and terminate, but Tenant shall remain liable for damages as hereinafter provided.

            (C) Upon any termination or expiration of this Lease, Tenant shall peaceably quit and surrender the demised premises to Landlord, having removed all improvements and personal property now on the demised premises and/or placed or installed in or upon the demised premises by Tenant, and Landlord may without further notice enter upon, re-enter, possess, and repossess itself thereof peaceably through summary proceedings, ejectment, or otherwise, and may dispossess and remove Tenant and all other persons and property from the demised premises and may have, hold, and enjoy the demised premises and the right to receive all rental and other income of and from the same.

            (D) It is covenanted and agreed by Tenant that, in the event of the expiration or termination of this Lease, or re-entry by Landlord under any of the provisions of this paragraph or pursuant to law, by reasons of default hereunder on the part of Tenant, Tenant will pay to Landlord, as damages, a sum equal to all of the rent which would have been payable by Tenant had this Lease not so terminated, or had Landlord not so re-entered the Premises, for the period ending such time as Tenant shall quit and surrender the demised premises to Landlord.

            (E) If Tenant shall fail to make any payment required to be made under this Lease or shall default in the performance of any other covenant, agreement, term, provision, or condition herein contained, Landlord, without being under any obligation to do so and without thereby waiving such default, may make such payment and/or remedy such other default for the account and at the expense of Tenant, immediately and without notice in the case of emergency, or in any other case, provided that Tenant shall fail to make such payment or remedy such default with all reasonable dispatch within ten (10) days (for payment defaults) or thirty (30) days (for performance defaults), after Landlord shall have notified Tenant in writing of such failure or default.

            (F) Tenant will also pay to Landlord, upon demand, any and all reasonable expenses incurred by Landlord as a result of Tenant's failure to make any payment required under this Lease or default in performance of any other covenant, agreement, term, provision, or condition herein contained, including reasonable counsel fees involved in collection of any sum due Landlord hereunder, or enforcement of any right against Tenant under or in connection with this Lease or pursuant to law, including (without being limited to) any such cost, expense, and disbursement involved in instituting and prosecuting summary proceedings, as well as bills for any property, material, labor, or services provided, furnished, or rendered, or caused to be, by Landlord to Tenant, with respect to the Premises.

            (G) The failure of Landlord to insist upon the strict performance of any one of the covenants, agreements, terms, provisions, or conditions of this Lease or to exercise any right, remedy, or election herein contained or permitted by law shall not constitute or be construed as a waiver or relinquishment for the future of such covenant, agreement, term, provision, condition, right, remedy, or election, but the same shall continue and remain in full force and effect.

         4. Use Provision. Subject to the rights of Landlord and/or its assigns
            -------------
as set forth herein, Tenant may use the demised premises in any lawful manner in connection with the operation of towers, antennas and monitoring and control equipment for the operation of an AM radio station and may lease space on the existing towers to other communication companies.

         5. Tenant's Obligations. Tenant will supply any apparatus, appliance,
            --------------------
or material and will cause any work to be done in and about the demised premises or the Building which may be required or ordered by any lawful authority during the term hereof or any extension thereof. Tenant has leased the demised premises in its "As Is", "Where Is" condition, without any warranties or representations by Landlord of any kind.

         6. Repair and Maintenance. Tenant shall, at its sole cost and expense,
            ----------------------
keep the demised premises in good condition and repair, and Landlord shall have no responsibility of repair or maintenance with respect to the demised premises.

         7. Towers, Antennas, Buildings, Improvements and Fixtures. All towers,
            ------------------------------------------------------
antennas, buildings, improvements, trade fixtures and equipment and other personal property of whatsoever nature now in or upon on the demised premises or hereafter placed or installed in or upon the demised premises by Tenant shall be and remain at all times Tenant's sole property, and Tenant shall have the right to remove the same at any time, and Tenant shall be required to remove the same upon the expiration or earlier termination of this Lease.

         8. Indemnification and Hold Harmless. Tenant agrees to indemnify,
            ---------------------------------
defend and hold Landlord harmless from and against any and all claims which may arise from, on, in, or about the demised premises, which such claims arise out of or are caused in whole or in part by a defective, dangerous, or unsafe condition of the demised premises, or the equipment, fixtures, or appurtenances thereon and/or thereat which are required by law or the terms hereof to be maintained in good repair.

          9.   Condemnation.
               ------------

               (A) If any taking in condemnation proceedings will not render the Premises unsatisfactory for Tenant's use, Tenant will restore the Premises to proper, tenantable condition forthwith, as to the land, and shall be entitled to use all condemnation proceedings for such restoration. If any taking will render the Premises unsatisfactory for Tenant's use, this Lease shall terminate, and all condemnation proceeds shall be payable to Landlord. Nothing herein shall prevent Tenant from pursuing its own claim directly against the condemning authority for loss of business, trade fixtures, moving costs or other items of loss.

               (B) For purposes of this paragraph, the term "condemnation proceedings" shall include conveyances and grants made in anticipation or in lieu of condemnation proceedings.

          10.  Subletting and Assignment. Tenant may not sublet the demised
               -------------------------
premises or assign this Lease at any time without the consent of Landlord, which consent may be granted or withheld in Landlord's sole discretion. In the event of any subletting or assignment, Tenant shall not be released from its liability hereunder absent an express release by Landlord. Notwithstanding the foregoing,
(i) Tenant shall have the right to assign the Lease or sublease the demised premises or any part thereof to a parent, subsidiary, affiliated, or controlled corporation of or to a surviving entity of a merger or consolidation of any of the foregoing, without the consent of Landlord, and (ii) in the event of a proposed sale of radio station WBEB(AM), Landlord shall not unreasonably withhold consent of the assignment of this Lease to the purchaser of the radio station and the release of Tenant of any further liability hereunder.

          11.  Tax Clause.
               ----------

               (A) During the entire term of this Lease, Tenant covenants to pay, in addition to all other sums required to be paid by Tenant under the Lease, before delinquency, all real estate taxes levied or assessed against the demised premises for each year of the Lease term, and all installments for special assessments due during the Lease term with respect to the demised premises during the Lease term.

               (B) Tenant shall also pay, before delinquency, any and all taxes and assessments levied or assessed and becoming payable during the term against Tenant's personal property located upon the demised premises.

               (C) As between the parties hereto, Tenant shall have the duty of making and filing all statements or reports which may be required under applicable law in connection with any tax, charge, fee, rate, imposition or assessment referred to in either subparagraphs (A) or (B) hereof.

          (D) Any payments due under the provisions of subparagraph (A) shall be prorated as of the commencement and the termination or expiration date of this Lease.

          12.  Liability Insurance. During the Leased term, Tenant shall keep
               -------------------
Landlord, and any other parties in interest designated by Landlord, insured against all statutory common law liabilities for damages on account of damage to property or injuries and loss of life sustained by any person or persons while on the demised premises in a policy or policies in the amount of not less than One Million Dollars ($1,000,000.00) for any single occurrence, and Tenant shall also indemnify, defend and save Landlord harmless from and against any such liability. Any such policies shall bear endorsements to the effect that and Landlord shall be notified not less than fifteen (15) days in advance of any such modification or cancellation thereof. Copies of such policies, so endorsed, or certificates evidencing the existence thereof, shall be promptly delivered to Landlord. Tenant shall have the right to avail itself of blanket policies of insurance which may include other properties of Tenant.

          13.  Net/Net/Net Lease.
               -----------------

               (A) This Lease shall be deemed and construed to be a "net/net/net lease" and Tenant shall pay to Landlord, absolutely net throughout the term of this Lease, the rent and other sums payable hereunder, and under no circumstances or conditions, whether now existing or hereafter arising, or whether beyond the present contemplation of the parties, shall Landlord be expected or required to make any payment of any kind whatsoever hereunder or be under any other obligations or liability with respect to the demised premises except as herein otherwise expressly set forth.

               (B) If Landlord is required to employ an attorney to collect any of the monies due Landlord or to enforce the performance by Tenant of the agreement, conditions, covenants, provisions, or stipulations of this Lease, then in such an event, Landlord's costs, expenses, and reasonable counsel fees shall be paid (if Landlord prevails) by Tenant to Landlord upon demand.

               (C) Except to the extent elsewhere provided in this Lease, no happening, event, occurrence, or situation during the term of this Lease, whether foreseen or unforeseen, and however extraordinary, shall relieve Tenant from its liability to pay the full rent and other charges under this Lease, or shall relieve Tenant from any of its other obligations under this Lease; and Tenant waives any rights now or hereafter conferred upon it by statute, proclamation, decree, or order, or otherwise, to quit or surrender the demised premises or this Lease, or any part thereof, or to any abatement, diminution, reduction, or suspension of rent on account of any such event, happening, occurrence, or situation.

          14.  Estoppel Certificate.
               --------------------

               (A) Each party shall, at any time and from time to time upon not less than twenty (20) days' prior notice from the other party, or its successors or assigns, execute, acknowledge, and deliver to the other party a statement setting forth the commencement date, the expiration date, and the rent, and further stating: (i) that this Lease is unmodified and in full force and effect (or, if there has been any modification, that the same is in full force and effect as modified and stating the modification); (ii) the date to which the rent has been paid in advance, if any;
(iii) whether or not, to the knowledge of the party issuing the certificate, the other party is in default in performance of any of its obligations under this Lease and, if so, specifying each such default of which the party issuing the certificate may have knowledge; (iv) whether the party issuing the certificate has accepted possession of the demised premises; (v) whether the party issuing the certificate has made any claim against the other party under this Lease and, if so, the nature thereof and the dollar amount, if any, of such claim; (vi) whether there exist any known offsets or defenses against enforcement of any of the terms of this Lease upon the part of the party issuing the certificate to be performed, and, if so, specifying the same; and (vii) such further information with respect to this Lease or the demised premises as the other party reasonably request.

               (B) It is agreed that any such statement delivered pursuant hereto shall be binding upon the issuing party and may be relied upon by the other party by any prospective purchaser of the demised premises or any part thereof, by any mortgagee or prospective mortgagee thereof, by any lessor or prospective lessor thereof, by any lessee or prospective lessee thereof, or by any prospective assignee or any mortgagee thereof.

          15.  Landlord's Liability; Indemnification by Tenant.
               -----------------------------------------------

               (A) Landlord shall not be responsible for any damage or injury to any property, fixtures, merchandise, or decorations or to any person or persons at any time on the demised premises.

               (B) Landlord shall not in any way be responsible or liable in case of any accident or injury, including death, to any of Tenant's servants, employees, agents, or to any person or persons in or about the demised premises.

               (C) Tenant agrees that it will not hold Landlord in any way responsible or liable therefor and will further indemnify, defend and hold Landlord harmless from and against any and all claims, liabilities, penalties, damages, expenses, and judgments arising from injury to persons or property of any nature and also for any matter or thing growing out of the use and/or occupation of the demised premises.

          16.  Quiet Enjoyment. Landlord hereby warrants and covenants that it
               ---------------
has the right to lease the demised premises to Tenant, and that it will do nothing to disturb Tenant's full right of possession and enjoyment thereof and the exercise of all Tenant's rights with respect thereto as provided by this Lease so long as Tenant is not in default hereunder.

          17.  Remodel Provisions. Any remodeling or alterations to the demised
               ------------------
premises which Tenant may deem necessary during the term hereof shall be made at Tenant's expense, and Landlord hereby consents thereto.

          18.  Option to Purchase the Premises. Landlord hereby grants to Tenant
               -------------------------------
an option to purchase the leased premises, upon the terms and conditions set forth herein, for the purchase price of Two Million Two Hundred Fifty Thousand ($2,250,000) Dollars. The option herein granted may be exercised by Tenant, at any time during the first seven (7) years of the term of this Lease, provided that this Lease has not been sooner terminated and Tenant is not in default hereunder, by providing written notice to Landlord at any time within the first six and one-half (6 1/2) years of the term hereof. Within thirty (30) days after the giving of notice by Tenant exercising its option to purchase, Landlord shall, at Tenant's expense, furnish to Tenant an owner's policy of title insurance (or a binding commitment to issue such title insurance) in an amount equal to the purchase price issued by a title insurance company acceptable to Tenant, naming Tenant as the insured and guaranteeing Landlord's title to the Premises to be free from all liens, charges, or encumbrances, except (i) municipal and zoning ordinances; (ii) any taxes and assessments whether or not due and payable; (iii) any recorded easements, restrictions, or other matters existing as of the date of this Lease; and (iv) any liens, claims, or encumbrances arising by, through or under Tenant. Tenant shall be allowed ten
(10) days in which to examine such evidence of title, and if the same does not show Landlord's title to be free from all liens, charges, and encumbrances excepting those permitted by this paragraph, Landlord shall, within a reasonable time thereafter, cure such defects and clear title. The closing of the transaction shall, in all events, be held on a date within such seven (7) year period and the time of such closing is agreed to be of the essence. If the evidence of title furnished by Landlord discloses any defects in Landlord's title which cannot be cured, and the curing of which Tenant is unwilling to waive, Tenant may withdraw its exercise of this option to purchase, and its performance of the contract formed by such exercise shall be excused, and this Lease shall continue in full force and effect in accordance with its terms. At the closing, Landlord shall by special warranty deed convey to Tenant fee simple title to the Premises free and clear of all liens, charges, and encumbrances excepting those permitted by this paragraph. Upon delivery of such warranty deed, Tenant shall pay the purchase price to Landlord in cash or by certified check. All deed stamp and/or transfer taxes imposed in connection with such transfer shall be divided equally between Landlord and Tenant. Upon the closing, this Lease and all of the obligations arising from and after the closing shall terminate. Tenant shall have the right to assign this option to permitted assignees, as set forth in Section 10 hereof, and may assign its rights and obligations under this Section 18 to Edward G. Atsinger, Stuart W. Epperson, their spouses and children, or trusts created for the benefit of their spouses and children. Upon Tenant's request, the parties shall record a summary of this option with the office for the recording of deeds in and for Montgomery County.

         19. Addresses. All notices required under this Lease shall be deemed to
             ---------
be properly served if delivered in writing personally or sent by certified mail with return receipt requested, to Landlord at 10 Presidential Boulevard, Bala Cynwyd, Pennsylvania 19004, Attention: President, and to Tenant at 4880 Santa Rosa Road, Suite 300, Camarillo, California 93012, Attention: President, or to any subsequent address which either party may designate for such purpose. Date of service of a notice served by a mail shall be the date on which such notice is deposited in a post office of the United States Postal Service.

         20. Successors and Assigns. The provisions of this Lease shall bind and
             ----------------------
inure to the benefit of the parties hereto and their successors and assigns.

         21. Entire Agreement. This instrument and its attachments contain the
             ----------------
entire agreement between the parties with respect to the subject matter hereof, and there are no covenants, express or implied, except as contained herein. No statement, promise, or inducement made by either party or agent of either party that is not contained in this written agreement shall be valid or binding. No waiver of any condition or covenant of this Lease by either party shall be deemed to imply or constitute a further waiver of the same or any other condition or covenant of said Lease.

         IN WITNESS HEREOF, the parties have caused this Lease to be duly executed, in quadruplicate, as of the day and year first above written.



                                    LANDLORD:

                                    WEAZ-FM Radio, Inc.,
                                    a Pennsylvania corporation


                                    BY: /s/ Jerry Lee
                                       -------------------------------
                                       Jerry Lee, President

                                    ATTEST: [SIGNATURE APPEARS HERE]
                                           ---------------------------



                                    TENANT:

                                    PENNSYLVANIA MEDIA ASSOCIATES,
                                    INC., a Pennsylvania corporation


                                    BY: /s/ Eric H. Halvorson
                                       -------------------------------
                                       Eric H. Halvorson
                                       Exec. V.P.

STATE OF Pennsylvania   :
                        :  SS.
COUNTY OF Philadelphia  :



         On this 30th day of September, 1993, before me, an officer duly authorized in the County and State aforesaid to take acknowledgments, personally appeared ERIC H. HALVORSON, who is Executive Vice President of Pennsylvania Media Associates, Inc., a corporation existing under the laws of the Commonwealth of Pennsylvania, to me known to be the individual and Executive Vice President of said corporation described in and who executed the foregoing instrument, and that he acknowledged the execution thereof to be his free act and deed as such Executive Vice President thereunto duly authorized, and that the said instrument is the act and deed of said corporation.

         WITNESS my hand and official seal in the above County and State.

                                                       /s/ Patrice Kelly
                                            ----------------------------------
                                                    NOTARY PUBLIC

                                                    My Commission Expires:

                                               [SEAL OF NOTARY PUBLIC
                                                    APPEARS HERE]
                                            ----------------------------------


STATE OF Pennsylvania   :
                        :  SS.
COUNTY OF Philadelphia  :


         On this 30th day of September, 1993, before me, an officer duly authorized in the County and State aforesaid to take acknowledgments, personally appeared JERRY LEE, who is President of WEAZ-FM Radio, Inc., a corporation existing under the laws of the Commonwealth of Pennsylvania, to me known to be the individual and President of said corporation described in and who executed the foregoing instrument, and that he acknowledged the execution thereof to be his free act and deed as such President thereunto duly authorized, and that the said instrument is the act and deed of said corporation.

         WITNESS my hand and official seal in the above County and State.


                                            ----------------------------------
                                                    NOTARY PUBLIC

                                                    My Commission Expires:

                                            ----------------------------------